Exhibit (i)(4)

[LETTERHEAD OF VENABLE LLP]

January 28, 2016

Keeley Funds, Inc.

111 West Jackson Blvd.

Suite 810

Chicago, Illinois 60604

Re:	Registration Statement on Form N-1A:

1933 Act File No.: 333-124430

1940 Act File No.: 811-21761

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 36 to the above-referenced Registration Statement (the “Registration Statement”) of (a) our opinion to Keeley Funds, Inc. (the “Company”), dated December 21, 2007, previously filed as an exhibit to Post-Effective Amendment No. 9 to the Registration Statement, (b) our opinion to the Company, dated November 5, 2009, previously filed as an exhibit to Post-Effective Amendment No. 14 to the Registration Statement, and (c) our opinion to the Company, dated September 27, 2011, previously filed as an exhibit to Post-Effective Amendment No. 23 to the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Venable LLP